Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-265212) and Form S-8 (333-239179 and 333-215350) of our report dated March 21, 2023 relating to the financial statements of HireQuest, Inc. as of and for the year ended December 31, 2022 that appear in this Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC

Denver, Colorado

March 21, 2024